Exhibit 99.1

Investors:	MBS Value Partners, LLC
Betsy Brod, (212) 750-5800

MILLENNIUM CELL AND THE DOW CHEMICAL COMPANY ACHIEVE MILESTONE 2
--Joint Development Agreement to Focus on Consumer Market for Final Milestone 3—

Eatontown, NJ—July 23, 2007 — Millennium Cell Inc. (NASDAQ: MCEL), a leading developer of hydrogen battery technology, today announced that Milestone 2 of the joint development program with The Dow Chemical Company (“Dow”) has been achieved. This milestone was accomplished through the delivery to the U.S. Air Force of Protonex Technology Corporation’s ProCore™ C50 and C720 fuel cell power products which utilize Millennium Cell’s Hydrogen on Demand® technology. These 50-watt power systems are currently being tested at the U.S. Department of Defense Fuel Cell Test and Evaluation Center which is operated by Concurrent Technologies Corporation in Johnstown, PA.

“An important focus of this three-year joint development program with Dow was to move Millennium Cell’s Hydrogen on Demand® liquid fuel technology from the lab into commercially viable products,“ commented H. David Ramm, Millennium Cell’s Chief Executive Officer. “The achievement of the second milestone marks an important step in the maturation of our hydrogen storage technology which we will continue to advance towards commercialization. Additionally, through this collaboration with Dow, we have identified a new hydrogen fuel technology that is especially well-suited for the consumer electronics market. As a result, we will focus our third and final milestone of this joint development agreement on the advancement of this new technology, Solid State HOD™.”

Millennium Cell and Dow have been collaborating on an innovative hydrogen storage technology (Solid State HOD™) which has unlimited shelf life, no moving parts, and can significantly extend the runtime of fuel cell powered consumer electronics devices. Based on the results to date, the companies have modified their joint development program in which the final milestone (Milestone 3) will focus exclusively on Solid State HOD™ for consumer electronics applications. Further details about the milestone change and other program modifications are included in Millennium Cell’s Current Report on Form 8-K which is being filed today with the Securities and Exchange Commission.

Milestone 3 calls for the development of a pre-production hydrogen storage cartridge capable of addressing energy storage needs for a portable consumer application for a large volume market such as mobile phone handsets, chargers, 2-way radios and laptop computers. Simultaneous with the development of this cartridge, Millennium Cell will focus on securing a commercialization partner, such as a major consumer electronics original equipment manufacturer (OEM), capable of designing this new technology into products. Securing this commercialization partner would mark a successful end to the joint development program between the two parties.

“We are very excited about the results and pace of progress on our Solid State HOD™ technology since its conception approximately two years ago. Dow’s expertise in materials, chemistry, and thermodynamics has been instrumental in the development of this exciting technological advancement,” concluded Mr. Ramm.

“Millennium Cell’s Solid State HOD™ technology has the potential to exceed current and forecasted battery performance. Consumer electronics markets can benefit from a better power source and we believe that fuel cells can play a significant role in the future of portable power. Dow is pleased to continue our relationship with Millennium Cell and we look forward to delivering a proven technology to a commercialization partner at the end of the joint development program in 2008," said James H. Plonka, Dow Vice President, Corporate Venture Capital.

Background information on the Millennium Cell and Dow transaction

In April 2005, Millennium Cell and Dow entered into a three-year, milestone-driven joint development program to collaborate on the development and commercialization of portable fuel cell systems for use in consumer electronics and military applications. These hydrogen batteries are based on Millennium Cell’s patented Hydrogen on Demand® technology and proton exchange membrane fuel cells to convert hydrogen and oxygen to electricity. Since the program’s inception, Dow has been providing a combination of business and technical resources to aid in the achievement of these milestones.

After the milestone is achieved, Millennium Cell is obligated to issue shares of its Series A2 Preferred Stock that were earned by Dow through human resource and intellectual property contributions toward achievement of the second milestone within 70 days. The number of Series A Preferred shares to be issued will be determined in accordance with the joint development agreement.

Dow has expressed its intent to maintain an investment in Millennium Cell but may periodically liquidate some or all of the shares it acquires through the joint development program.

The Current Report on Form 8-K filed today by Millennium Cell provides additional information with respect to the anticipated issuance of Series A-2 Preferred Stock in consideration for the second milestone achievement as well as further information on the modifications to the joint development program as indicated above.

About Millennium Cell

Millennium Cell is a leader in the development of hydrogen battery technology used to power portable applications. Through its proprietary Hydrogen on Demand® fuel cartridges and PowerSkin™ fuel cell modules, the Company provides increased energy density resulting in longer runtime and lighter weight in a compact space. The Company is working with market partners to meet the demand for a better battery in the military, medical, industrial and consumer electronics markets. For more information, visit www.millenniumcell.com.

About The Dow Chemical Company

Dow is a diversified chemical company that harnesses the power of science and technology to improve living daily. The Company offers a broad range of innovative products and services to customers in more than 175 countries, helping them to provide everything from fresh water, food and pharmaceuticals to paints, packaging and personal care products. Built on a commitment to its principles of sustainability, Dow has annual sales of $49 billion and employs 43,000 people worldwide. References to "Dow" mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. For further information, visit Dow’s web site at www.dow.com.

Cautionary Note Regarding Forward-looking Statements from Millennium Cell:

This press release may include statements that are not historical facts and are considered ``forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell’s current views about future events and financial performance and are subject to risks. Forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” “on target” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from Millennium Cell’s expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell’s hydrogen fuel storage and delivery system; (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems; (iii) competition from current, improving and alternative power technologies; (iv) Millennium Cell’s ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of its hydrogen fuel storage and delivery system and its business plan; (v) Millennium Cell’s ability to protect its intellectual property; (vi) Millennium Cell’s ability to achieve budgeted revenue and expense amounts; (vii) Millennium Cell’s ability to generate revenues from the sale or license of, or provision of services related to, its technology; (viii) Millennium Cell’s ability to form strategic alliances or partnerships to help promote our technology and achieve market acceptance; (ix) Millennium Cell’s ability to generate design, engineering or management services revenue opportunities in the hydrogen generation or fuel cell markets; (x) Millennium Cell’s ability to secure government funding of its research and development and technology demonstration projects; and (xi) other factors discussed under the caption “Risk Factors” in Millennium Cell’s Annual Report on Form 10-K for the year ended December 31, 2006.

Cautionary Note Regarding Forward-looking Statements from The Dow Chemical Company:

The forward-looking statements contained in this document involve risks and uncertainties that may affect The Dow Chemical Company’s operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that Dow’s expectations will be realized. Dow assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

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